EMPLOYMENT AGREEMENT

         This Employment Agreement (hereinafter referred to as "Agreement") is made effective as of May 22, 1996, by and between FIRST NATIONAL BANK OF CENTRAL CALIFORNIA (hereinafter referred to as "Employer") and D. VERNON HORTON (hereinafter referred to as "Employee").

         Employer desires to employ, as Chairman, a person of high executive caliber with significant prior experience in the banking services which Employer provides.

         Employee being willing to be employed by Employer as Chairman, and Employer being willing to employ Employee on the terms, covenants and conditions hereinafter set forth, it is agreed as follows:

         1. Position. Employee is hereby employed as President of Employer.

         2. Employment Term. The term of this Agreement shall commence effective May 22, 1996, and continue for three (3) years thereafter through May 21, 1999, unless earlier terminated pursuant to Paragraph 6 below, such period being the term of this Agreement.

         3. Employee Duties. Employee shall hold and perform the customary responsibilities and duties, of the position of Chairman as designated by the Bylaws of Employer and as directed by Employer through its Board of Directors (hereinafter referred to as "Board").

         4. Extent of Services. Employee shall devote his full time, attention and energies to the business of Employer, and shall not, during the term of this Agreement, engage directly or indirectly, in any other business activity, except personal investments, without the prior written consent of Employer.

         5. Compensation and Benefits. Employee's salary shall be at the rate of $171,254 per year, prorated for any partial year in which this Agreement is in effect (as such may be adjusted during the term of this Agreement, the "Base Salary"). Said salary shall be payable in equal semi-monthly installments. Any salary increase shall be at the sole discretion of the Board. Employer agrees to review and evaluate Employee's performance at the end of each fiscal year to determine whether Employee should be paid a cash bonus (the "Bonus"). The amount of such bonus, if any, will be determined in the sole discretion of the Board. In addition, Employee shall receive the following benefits:

                  (a) Automobile. Employer shall provide Employee with a full-size automobile. the make, model and equipment of which shall be determined by Employer, solely for his use alone during the term of this Agreement. Employer shall pay or reimburse Employee for all auto expenses incurred in the use of said automobile by Employee in the performance of his duties under this Agreement. Employer shall maintain an automobile liability insurance policy on said automobile, with coverage to include Employee's operation of said automobile and in such amounts as Employer and Employee shall agree upon.

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                  (b)  Insurance.  Employer shall be a participant in such group life insurance, health and long-term disability plans as are maintained by Employer, at Employer's sole cost and expense. In addition, Employer shall, at its sole cost and expense, provide Employee with a copy of standard term life insurance in the face amount of $250,000. Employee shall have the right, in Employee's sole discretion, to designate the beneficiary or beneficiaries of any such insurance.

                  (c)  Vacation.  Employee  shall  receive  four (4) weeks  paid vacation per year, pronated. for any partial calendar year in which this Agreement is in effect, which shall be taken at such time or times as mutually agreed upon by Employee and the Board, provided that at least two (2) weeks of such vacation shall be taken consecutively per calendar year. Employee acknowledges that the requirement of two (2) consecutive weeks of vacation is required by sound banking practices.

                  (d) General Expenses. Employer shall, upon submission and approval of written statements and bills in accordance with the then-regular procedures of Employer, pay or reimburse Employee for any and all necessary, customary and usual expenses incurred by him while traveling for or on behalf of Employer and any and all other necessary, customary or usual expenses (including entertainment) incurred by employee for or on behalf of Employer in the normal course of business as determined to be appropriate by Employer.

                  (e) Other Benefits. In the event that Employer in the future establishes any other benefit plan for its senior executives generally, Employee shall be eligible to participate in such plan on the terms and conditions stated in the legal documents for such plan.

         6. Termination. This Agreement may be terminated prior to May 21, 1999, with or without cause in accordance with this Paragraph 6(a) through 6(f). In the event of such termination, Employee shall be released from all obligations under this Agreement, except that Employee shall remain subject to Paragraphs 7, 8, 12 (c), 12 (i) and 12 (j), and Employer shall be released from all obligations under this Agreement, except as otherwise provided in this Paragraph and Paragraphs 12(c), 12(e), 12(i) and 12(j).

                  (a) Early Termination By Employer Without Cause. This Agreement may be terminated without cause, for any reason whatsoever, in the sole, absolute and unreviewable discretion of Employer, upon thirty (30) days' written notice by Employer to Employee. If this Agreement is terminated pursuant to this Paragraph 6(a), if the term of this Agreement is not extended upon expiration thereof, Employee shall receive (i) the salary and insurance benefits as provided under the terms of this Agreement for a period of six (6) months from the date of such termination provided Employee shall, at his discretion, be entitled to receive such salary payment in a lump sum in lieu of receiving such salary payments over a period of six (6) months following termination; and (ii) a bonus for the year in which the termination occurs, prorated based upon the fraction of the calendar year Employee was employed, if, and only if, a bonus program for that year has been established prior to such termination and such plan provides for calculable bonuses not based on the discretion of Employer. Such salary and insurance benefits shall be in full and complete satisfaction of any and all rights which Employee may enjoy under

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this  Agreement and shall be the sole  compensation  and/or  damages  payable to
Employee as the result of termination of this Agreement without cause.

                  (b) Early Termination By Employer For Cause. This Agreement may be terminated for cause by Employer immediately upon written notice to Employee, and Employee shall not be entitled to receive compensation or other benefits for any period after termination for cause. Employee understands and agrees that satisfactory performance of this Agreement on his part requires conformance with the highest standards of integrity, diligence, competence, skill, judgment and efficiency in the banking industry and that failure to conform to such standards is cause for termination of the Agreement by Employer. Cause for termination pursuant to this Paragraph 6(b) also includes: (1) failure to qualify for a surety bond as provided in Paragraph 11 of this Agreement; (2) violation of any law, rule or regulation (other than a traffic violation or similar offense); (3) acts causing termination of Employer's Banker's Blanket Bond with respect to Employee; (4) repeated insobriety or usage of drugs without prescription; (5) misappropriation of Employer's property; (6) any act of dishonesty; (7) neglect of duties or negligence in carrying out duties; (8) repeated unexcused absence; (9) breach of any material provision of this Agreement; and (10) any act or omission that is seriously detrimental to Employer's interests.

                  (c) Early Termination By Employee. This Agreement may be terminated by Employee upon thirty (30) days' written notice to Employer.

                  (d) Early Termination Upon Disability. If Employee becomes disabled due to a physical or mental disability so that he is unable to perform the essential functions of his position and the disability cannot be reasonably accommodated without undue hardship, Employer may at its option terminate this Agreement. Employee shall be entitled to the salary provided for in Paragraph 5 of this Agreement for a period of not to exceed six (6) months from the date of Employee's first absence due to the disability, but not beyond May 21, 1999, and to accrued but unused vacation leave. Employee's salary in the event of disability and termination therefor shall be offset by any payments received by Employee as a result of a disability insurance policy purchased by Employer for Employee. All other benefits provided for under this Agreement shall cease as of the date of termination. For purposes of this Agreement, physical or mental disability shall mean the inability of Employee to fully perform under this Agreement for a continuous period of ninety (90) days, as determined by a physician in the case of physical disability, or a psychiatrist in the case of mental disability, licensed to practice medicine in California and selected jointly by Employer and Employee. Upon demand by Employer, Employee shall act promptly to select such physician or psychiatrist jointly with Employer, shall consent to undergo any reasonable examination or test and shall authorize release of all pertinent medical records to Employer. Recurrent disabilities will be treated as separate disabilities if they result from unrelated causes or if they result from the same or related cause or causes and are separated by a continuous period of at least six (6) full months during which Employee was able to perform his duties hereunder equal to at least eighty percent (80%) of his capacity prior to disability. Otherwise, recurrent disabilities will be treated as a continuation of previous disabilities for the purpose of determining the limitations established in this paragraph.

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                  (e) Death During  Employment.  This Agreement  shall terminate immediately upon the death of Employee.

                  (f) Change of Control. In the event of a change in control by merger of Employer and/or Pacific Capital Bancorp, the parent company of Employer (hereinafter referred to as "Pacific"), into another bank and/or holding company or other entity or by purchase of Employer and/or Pacific or the purchase of all or substantially all of the assets of Employer and/or Pacific by another bank and/or holding company or other person or entity, not resulting from financial difficulties or insolvency of Employer and/or Pacific, then Employee shall be paid two and one-half times his annual Base Salary plus Bonus as defined in Section 5 of this Agreement for the average of the three years immediately preceding the effective time of such change of control, which amount shall be due and payable to Employee at the effective time of such change in control together with any Base Salary and Bonus earned to such date.

         7. Printed Material. All written or printed materials used by Employee in performing duties for Employer are and shall remain the property of Employer. Upon termination of employment, Employee shall promptly return such written or printed materials to Employer.

         8. Disclosure of Information. Employee recognizes and acknowledges that Employer and Pacific possess information concerning their business affairs and methods of operation which constitute valuable, special and unique assets of their businesses. Employee shall not, at any time before or after termination of this Agreement, disclose to anyone any confidential information relating to Employer, Pacific or any affiliate of Pacific. For purpose of this paragraph, confidential information includes all information regarding products, services, processes, know-how, customers, suppliers, product and/or service development, business plans, research, finances, marketing, pricing, costs and any other proprietary matters relating to Employer, Pacific or any affiliate of Pacific. Employee recognizes and acknowledges that all financial information concerning any of Employer's customers is strictly confidential, and Employee shall not at any time before or after termination of this Agreement disclose to anyone any such financial information or any part thereof, for any reason or purpose whatsoever.

         9. Noncompetition by Employee. During the term of this Agreement, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any competing banking business; provided, however, Employee shall not be restricted by this paragraph from owning securities of corporations listed on a national securities exchange or regularly traded by national securities dealers, so long as such investment does not exceed one percent (1%) of the market value of the outstanding securities of such corporation.

         10. Moral Conduct. Employee agrees to conduct himself at all times with due regard to public conventions and morals. Employee further agrees not to do or commit any act that will reasonably tend to degrade him or to brine, him into public hatred, contempt or ridicule or that

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will reasonably  tend to shock or offend the community or to prejudice  Employer or the banking industry in general.

         11. Surety Bond. Employee agrees that he will furnish all information and take any steps necessary to enable Employer to obtain or maintain a fidelity bond, satisfactory to Employer, conditional on the rendering of a true account by Employee of all monies, goods or other property which may come into the custody, charge or possession of Employee during the term of this employment. Employer shall pay all premiums on the bond. If Employee cannot qualify for a surety bond at any time during the term of this Agreement, Employer shall have the option to terminate this Agreement immediately.

         12. General Provisions. This Agreement is further governed by the following provisions:

                  (a) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements among the parties with respect to such employment. Each party acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of a party which are not embodied herein, and that no other agreement, statement, representation, inducement or promise not contained in this Agreement shall be valid or binding. Any modification, waiver or amendment of this Agreement will be effective only if it is in writing and signed by the party to be charged.

                  (b) Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  (c) Choice of Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent preempted by the laws of the United States. Any action or proceeding brought upon or arising out of this Agreement or its termination shall be brought in a forum located within the State of California.

                  (d) Binding Effect of Agreement. This Agreement shall inure to the benefit of and be binding upon Employer, its successors and assigns, including without limitation, any person, partnership or corporation which may acquire all or substantially all of Employer's assets and business or with or into which Employer or Pacific may be consolidated, merged or otherwise reorganized, and this provision shall apply in the event of any subsequent merger, consolidation, reorganization or transfer. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives. The rights and obligations of Employee under this Agreement shall not be transferable by Employee by assignment or otherwise and such rights shall not be subject to commutation, encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void.

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                  (e) Indemnification.  Employer shall indemnify Employee to the maximum extent permitted under the Bylaws of Employer and the governing laws for any liability or loss arising out of Employee's actual or asserted misfeasance or nonfeasance in the good faith performance of his duties or out of any actual or asserted wrongful act against or by Employer, including, but not limited to, judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. If available at reasonable rates, which shall be determined by the Employer in its sole discretion, Employer shall endeavor to apply for and obtain directors' and officers' liability insurance to indemnify and insure Employer and Employee from such liability or loss.

                  (f) Severability. In the event that any term or condition contained in this Agreement shall, for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

                  (g) Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  (h) Notices. Any notices to be given hereunder by any party to another party may be effected either by personal delivery, in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses indicated at the end of this Agreement, but each party may change his or her address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing.

                  (i) Arbitration. Any controversy or claim arising out of or relating to this Agreement or alleged breach of this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three (3) arbitrators, one (1) to be chosen directly by each party and the third
(3rd) arbitrator to be selected by the two (2) arbitrators so chosen. Each party shall pay the fees of the arbitrator he/it selects and of his/its own attorneys, and the expenses of his/its witnesses and all other expenses connected with presenting his/its case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third (3rd) arbitrator, and all other fees and costs shall be borne equally by the parties.

                  (j) Attorneys' Fees and Costs. If any action at law or in equity is brought by a party upon or arising out of this Agreement or its termination, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements incurred in the action, in addition to any other relief to which he may be entitled.

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         IN WITNESS  WHEREOF,  the parties hereto have set their hands this 22nd day of June, 1996, in the City of Salinas, County of Monterey, State of California.



         EMPLOYER:               FIRST NATIONAL BANK OF CENTRAL CALIFORNIA



                                          By:/s/ William H. Pope
                                             --------------------

                                          Its: Executive Committee Chairman
                                               -----------------------------


         EMPLOYEE:

                                          /s/ D. Vernon Horton
                                          --------------------
                                          D. Vernon Horton
                                          19535 Redding Drive
                                          Salinas, CA  93908

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